EXHIBIT 99.1

Contact: The Foristall Company, Inc. Thomas F. Curtin Tel: (610)398-3022 Fax: (610)530-7781 email:foristal@aol.com	Company: Michael J. Fitzpatrick Chief Financial Officer OceanFirst Financial Corp. Tel: (732)240-4500, ext. 7506 Fax: (732)349-5070 email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES QUARTERLY

EARNINGS AND CONTINUATION

OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, April 22, 2004…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced diluted earnings per share for the quarter ended March 31, 2004 of $.35. The Company also announced that its Board of Directors had declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended March 31, 2004—to be paid on May 14, 2004, to shareholders of record on April 30, 2004.

In making today’s announcement John R. Garbarino, Chairman, President and Chief Executive Officer said, “On behalf of the Board of Directors, I am pleased to announce our twenty-ninth consecutive quarterly cash dividend. While recent margins and profitability have been squeezed by the continuation of the extraordinary interest rate environment, our strong dividend payouts continue to represent an attractive 3.5% yield on our common stock.”

Results of Operations

Net interest income for the three months ended March 31, 2004 amounted to $13.8 million as compared to $15.4 million in the same prior year period, reflecting a lower net interest margin and slightly lower levels of interest-earning assets. The net interest margin decreased to 3.36% for the three months ended March 31, 2004 from 3.73% in the same prior year period. The yield on interest-earning assets decreased to 5.37% as compared to 6.16% for the same prior year period. High prepayment levels over the past year resulted in a significant decrease in the rate earned on mortgage-related assets. Additionally, the yield on the Company’s Federal Home Loan Bank of New York stock declined to 1.41% for the quarter ended March 31, 2004 as compared to 5.34% for the same prior year quarter, due to a reduction in the dividend payout. The asset yield for the current quarter benefited from $440,000 of income relating to an equity investment. The comparable benefit for the prior year period was $407,000. The cost of interest-bearing liabilities decreased to 2.23% for the three months ended March 31, 2004, as compared to 2.69% in the same prior year period. Funding costs benefited from the Company’s focus on lower cost core deposit growth. Core deposits (including non-interest bearing deposits) represented 66.5% of average deposits for the three months ended March 31, 2004 as compared to 61.0% for the same prior year period.

Other income increased to $4.7 million for the three months ended March 31, 2004 from $3.7 million in the same prior year period. For the three months ended March 31, 2004, the Company recorded a gain of $2.3 million on the sale of loans and securities, as compared to a gain of $2.5 million in the same prior year period. For the three months ended March 31, 2003, the gain on sales of loans and securities includes a gain of $323,000, on the sale of equity securities. Loan servicing income increased by $1.3 million for the three months ended March

31, 2004, as compared to the same prior year period due to the prior period recognition of an impairment to the loan servicing asset of $1.0 million.

Operating expenses amounted to $11.4 million for the three months ended March 31, 2004, as compared to $10.6 million for the corresponding prior year period. The increase was due to the significant reduction in mortgage loan closings as refinance activity declined from year ago levels. Higher loan closings increase deferred loan expense which is reflected as a reduction to compensation expense.

Financial Condition

Loans receivable net, decreased by $8.9 million at March 31, 2004 as compared to December 31, 2003. Commercial loans outstanding increased $6.9 million, or 10.7% on an annualized basis, while 1-4 family mortgage loans declined during the period due to sale activity.

Deposits decreased to $1,135.3 million at March 31, 2004 from $1,144.2 million at December 31, 2003. Core deposits, however, grew $2.2 million while time deposits declined.

Stockholders’ equity increased by $2.9 million to $137.6 million at March 31, 2004 as compared to $134.7 million at December 31, 2003. For the quarter, 249,522 common shares were repurchased at a total cost of $6.3 million. Under the 10% repurchase program authorized by the Board of Directors in October 2003, 1,174,872 shares remain to be purchased as of March 31, 2004. The cost of share repurchases was offset by net income, proceeds from stock option exercises and related tax benefit and a decrease in accumulated other comprehensive loss.

Asset Quality

The Company’s non-performing assets totaled $3.4 million at March 31, 2004 as compared to $2.4 million at December 31, 2003 with the increase relating to one non-performing commercial loan with an outstanding balance of $1.1 million which the Company had previously classified as substandard at December 31, 2003. For the quarter ended March 31, 2004 the Company realized a net loan loss recovery of $49,000.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.8 billion in assets and seventeen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	March 31,	December 31,	March 31,
	2004	2003	2003
	(Unaudited)		(Unaudited)

ASSETS

Cash and due from banks	$33,272	$36,172	$35,104
Investment securities available for sale	83,279	80,458	77,823
Federal Home Loan Bank of New York stock, at cost	22,025	19,220	19,850
Mortgage-backed securities available for sale	130,451	86,938	142,587
Loans receivable, net	1,380,339	1,389,220	1,336,696
Mortgage loans held for sale	46,960	33,207	57,211
Interest and dividends receivable	5,956	5,477	6,572
Real estate owned, net	—	252	—
Premises and equipment, net	16,346	16,473	17,320
Servicing asset	7,486	7,473	7,328
Bank Owned Life Insurance	34,278	33,948	32,818
Other assets	7,354	8,571	11,628

Total assets	$1,767,746	$1,717,409	$1,744,937

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,135,296	$1,144,205	$1,151,882
Securities sold under agreements to repurchase with retail customers	41,949	36,723	52,870
Securities sold under agreements to repurchase with the Federal Home Loan Bank	90,000	70,000	115,000
Federal Home Loan Bank advances	350,500	314,400	269,500
Advances by borrowers for taxes and insurance	6,655	6,152	6,789
Other liabilities	5,738	11,267	13,524

Total liabilities	1,630,138	1,582,747	1,609,565

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 13,362,419, 13,350,999 and 13,777,942 shares outstanding at March 31, 2004, December 31, 2003, and March 31, 2003, respectively	272	272	272
Additional paid-in capital	191,537	189,615	186,740
Retained earnings	151,714	150,804	144,067
Accumulated other comprehensive loss	(734)	(3,400)	(4,429)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(9,595)	(9,911)	(10,913)
Treasury stock, 13,814,953 13,826,373 and 13,399,430 shares at March 31, 2004, December 31, 2003 and March 31, 2003, respectively	(195,586)	(192,718)	(180,365)

Total stockholders’ equity	137,608	134,662	135,372

Total liabilities and stockholders’ equity	$1,767,746	$1,717,409	$1,744,937

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months March 31,
	2004	2003
	(Unaudited)
Interest income:
Loans	$20,189	$22,746
Mortgage-backed securities	855	1,436
Investment securities and other	986	1,246

Total interest income	22,030	25,428

Interest expense:
Deposits	3,486	5,233
Borrowed funds	4,784	4,808

Total interest expense	8,270	10,041

Net interest income	13,760	15,387
Provision for loan losses	50	375

Net interest income after provision for loan losses	13,710	15,012

Other income:
Loan servicing income (loss)	63	(1,190)
Fees and service charges	1,936	1,824
Net gain on sales of loans and securities available for sale	2,331	2,505
Net income from other real estate operations	3	110
Other	336	431

Total other income	4,669	3,680

Operating expenses:
Compensation and employee benefits	6,689	5,093
Occupancy	874	937
Equipment	545	591
Marketing	203	421
Federal deposit insurance	120	93
Data processing	735	715
General and administrative	2,266	2,766

Total operating expenses	11,432	10,616

Income before provision for income taxes	6,947	8,076
Provision for income taxes	2,469	2,827

Net income	$4,478	$5,249

Basic earnings per share	$0.37	$0.42

Diluted earnings per share	$0.35	$0.40

Average basic shares outstanding	12,165	12,442

Average diluted shares outstanding	12,848	13,210

Cash earnings (1)	$5,331	$6,010

Diluted cash earnings per share	$0.41	$0.45

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At March 31, 2004	At December 31, 2003	At March 31, 2003
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	7.78%	7.84%	7.76%
Common shares outstanding (in thousands)	13,362	13,351	13,778
Stockholders’ equity per common share	$10.30	$10.09	$9.83
Tangible stockholders’ equity per common share	10.19	9.98	9.71

ASSET QUALITY

Allowance for loan losses	$10,901	$10,802	$10,453
Nonperforming loans	3,428	2,162	3,685
Nonperforming assets	3,428	2,414	3,685
Allowance for loan losses as a percent of total loans receivable	0.76%	0.75%	0.74%
Allowance for loan losses as a percent of
nonperforming loans	318.00	499.63	283.66
Nonperforming loans as a percent of
total loans receivable	0.24	0.15	0.26
Nonperforming assets as a percent of total assets	0.19	0.14	0.21

	For the three months ended March 31
	2004	2003
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	1.03%	1.21%
Return on average stockholders’ equity	13.43	15.61
Interest rate spread	3.14	3.47
Interest rate margin	3.36	3.73
Operating expenses to average assets	2.64	2.45
Efficiency ratio	62.03	55.68

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended March 31
	2004	2003
Net income	$4,478	$5,249
Add: Employee stock plans amortization Expense	946	861
Amortization of intangible assets.	26	26
Less: Tax benefit (1)	(119)	(126)

Cash earnings	$5,331	$6,010

Basic cash earnings per share	$.44	$0.48

Diluted cash earnings per share	$.41	$0.45

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At March 31, 2004	At December 31, 2003
Real estate:
One—to four-family	$1,073,855	$1,081,902
Commercial real estate, multi- family and land	210,655	205,066
Construction	13,637	11,274
Consumer	85,306	81,455
Commercial	54,575	53,230

Total loans	1,438,028	1,432,927
Loans in process	(3,586)	(3,829)
Deferred origination costs, net	3,762	4,136
Unearned discount	(4)	(5)
Allowance for loan losses	(10,901)	(10,802)

Total loans, net	1,427,299	1,422,427
Less: mortgage loans held for sale	46,960	33,207

Loans receivable, net	$1,380,339	$1,389,220

Mortgage loans serviced for others	$721,656	$723,303
Loan pipeline	211,258	194,124

	For the three months ended March 31
	2004	2003
Loan originations	$169,237	$276,862
Loans sold	89,252	149,974
Net charge-offs (recovery)	(49)	(5)

DEPOSITS

	At March 31, 2004	At December 31, 2003
Type of Account

Non-interest bearing	$104,308	$108,668
NOW	248,852	249,254
Money market deposit	137,579	138,812
Savings	267,805	259,629
Time deposits	376,752	387,842

	$1,135,296	$1,144,205

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED MARCH 31,
	2004			2003
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$9,181	$23	1.00%	$13,876	$40	1.15%
Investment securities	85,578	890	4.16	94,993	951	4.00
FHLB stock	20,683	73	1.41	19,110	255	5.34
Mortgage-backed securities	99,137	855	3.45	122,137	1,436	4.70
Loans receivable, net (1)	1,425,002	20,189	5.67	1,402,070	22,746	6.49

Total interest-earning assets	1,639,581	22,030	5.37	1,652,186	25,428	6.16

Non-interest earning assets	93,758			80,621

Total assets	$1,733,339			$1,732,807

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$654,522	933.57		$630,277	1,570	1.00
Time deposits	381,993	2,553	2.67	459,912	3,663	3.19

Total	1,036,515	3,486	1.35	1,090,189	5,233	1.92
Borrowed funds	444,977	4,784	4.30	400,729	4,808	4.80

Total interest-bearing liabilities	1,481,492	8,270	2.23	1,490,918	10,041	2.69

Non-interest-bearing deposits	103,991			88,147
Non-interest bearing liabilities	14,483			19,208

Total liabilities	1,599,966			1,598,273
Stockholders’ equity	133,373			134,534

Total liabilities and stockholders’ equity	$1,733,339			$1,732,807

Net interest income		$13,760			$15,387

Net interest rate spread (2)			3.14%			3.47%

Net interest margin (3)			3.36%			3.73%

(1)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(2)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average interest-earning assets.